Exhibit 10.2

AMENDMENT TO THE INDEMNITY FOR NON-COMPETITION AGREEMENT AND OTHER COVENANTS

By this private instrument:

I – STNE PARTICIPAÇÕES S.A., a joint stock company enrolled with the CNPJ/ME under No. 35.767.420/0001-82, with head-office in the city of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, nº 1609, 5º andar, Vila Olímpia, Zip Code (CEP) 04547-006, herein represented in accordance with its Bylaws (“Company”); and

II – NÉRCIO JOSÉ MONTEIRO FERNANDES, Brazilian, married, systems analyst, bearer of the Identity Card RG No. 7.760.014 SSP/SP, enrolled with the CPF/ME under No. 022.256.918-27, resident and domiciled in the City of São Paulo, State of São Paulo, with commercial address at Avenida Doutora Ruth Cardoso, No. 7221, Suite 701, Block A, Room 1, Edifício Birmann 21, CEP 05425-902, an executive officer of LINX S.A., Publicly-Held Company, with head-office in the city of São Paulo, State of São Paulo, at Avenida Doutora Ruth Cardoso, No. 7221, cj. 701, Bl. A, room 1, Edifício Birmann 21, Zip Code (CEP) 05425-902, enrolled with CNPJ/ME under No. 06.948.969/0001-75 and with its acts of incorporation duly filed with the Board of Trade of the State of São Paulo - JUCESP under NIRE 35.300.316.584, herein represented in accordance with its Bylaws (“Linx”) (“Nércio” and, jointly with the Company, “Parties”),

III - STONECO LTD., company duly incorporated and validly existing under the laws of the Cayman Islands, enrolled with the CNPJ/ME under No. 31.752.270/0001-82, with head-office at Harbour Place, 4th floor, No. 103 Church St., PO Box 10240 KY1-1002, Georgetown, Cayman Islands, herein represented in accordance with its acts of incorporation (“StoneCo”);

WHEREAS:

A.  On August 11th, 2020, the Parties executed a certain Indemnity for Non-Competition Agreement and Other Covenants (“Agreement”), with its effectiveness conditioned to the occurrence of the Closing of the Transaction;

B.  StoneCo understand that the agreement of Linx Shareholders, which are the founders and key people of Linx’s management, with notable experience in the activity sector of Linx, to enter into non-competition agreements, is an essential condition to the preservation of their interests after the conclusion of the Transaction, in order to prevent them from competing with StoneCo, Linx and companies of their economic group;

C.   According to the understandings maintained between the Parties, the Agreement was renegotiated with the purpose of, among other amendments: (i) amend the term of the Agreement, and, as a result of this, (ii) renegotiate the amounts previously agreed; and

D.   The Parties aim to amend and restate the Agreement, pursuant to terms herein agreed.

NOW, THEREFORE, the Parties have decided to enter into this Amendment to the Indemnity for Non-Competition Agreement and Other Covenants (“Amendment”), which shall be governed by the following terms and conditions:

CHAPTER I – AMENDMENT TO THE AGREEMENT

1.1. The Parties hereby agree to amend and restate the Agreement, which shall be in force in the terms of Exhibit I.

1.2. All references in Exhibit I to “this date”, “on this date”, “signing date” and similar terms shall be considered as the signing date of the Agreement, i.e., August 11th, 2020.

1.3. This Amendment is accessory to the Agreement and must be read and construed as if it was contained therein, for all purposes. Any disputes, controversies or litigation shall be submitted to the dispute resolution mechanism provided for in Section 6.8 of the Agreement.

1.4.  The Parties and the two witnesses execute this Amendment by electronic means, provided that the Parties hereby declare and expressly agree, for the purposes of Article 10, paragraph 2nd of the Provisional Measure (Medida Provisória) No. 2.200-2, of August 24, 2001, that their signatures through electronic means are binding, effective and confer authenticity, integrity and legal validity to this instrument, being this Agreement an extrajudicial executive title for all legal purposes.

In witness whereof, the Parties execute this Amendment in 2 (two) counterparts of equal content and form, before the 2 (two) witnesses below.

São Paulo, September 1st, 2020.

STNE Participações S.A.

/s/ Thiago dos Santos Piau	/s/ Rafael Martins Pereira
By: Thiago dos Santos Piau	By: Rafael Martins Pereira

/s/ Nércio José Monteiro Fernandes

NÉRCIO JOSÉ MONTEIRO FERNANDES

StoneCo Ltd.

/s/ Thiago dos Santos Piau	/s/ Rafael Martins Pereira
By: Thiago dos Santos Piau	By: Rafael Martins Pereira

Witnesses:

1.	/s/ Danilo Kamiji	2.	/s/ Valeria Paludeti Freire
Name: Danilo Kamiji		Name: Valeria Paludeti Freire

EXHIBIT I

INDEMNITY FOR NON-COMPETITION AGREEMENT AND OTHER COVENANTS

(as executed on August 11th, 2020 and amended on September 1st, 2020)

By this private instrument:

I – STNE PARTICIPAÇÕES S.A., a joint stock company enrolled with the CNPJ/ME under No. 35.767.420/0001-82, with head-office in the city of São Paulo, State of São Paulo, at Rua Gomes de Carvalho, No. 1609, 5th floor, Vila Olímpia, Zip Code (CEP) 04547-006, herein represented in accordance with its Bylaws (“STNE” or “Company”); and

II – NÉRCIO JOSÉ MONTEIRO FERNANDES, Brazilian, married, systems analyst, bearer of the Identity Card RG No. 7.760.014 SSP/SP, enrolled with the CPF/ME under No. 022.256.918-27, resident and domiciled in the City of São Paulo, State of São Paulo, with commercial address at Avenida Doutora Ruth Cardoso, No. 7221, Suite 701, Block A, Room 1, Edifício Birmann 21, CEP 05425-902, an executive officer of LINX S.A., Publicly-Held Company, with head-office in the city of São Paulo, State of São Paulo, at Avenida Doutora Ruth Cardoso, No. 7221, cj. 701, Bl. A, room 1, Edifício Birmann 21, Zip Code (CEP) 05425-902, enrolled with CNPJ/ME under No. 06.948.969/0001-75 and with its acts of incorporation duly filed with the Board of Trade of the State of São Paulo - JUCESP under NIRE 35.300.316.584, herein represented in accordance with its Bylaws (“Linx”) (“Nércio” and, jointly with the Company, “Parties”),

III - STONECO LTD., company duly incorporated and validly existing under the laws of the Cayman Islands, enrolled with the CNPJ/ME under No. 31.752.270/0001-82, with head-office at Harbour Place, 4th floor, No. 103 Church St., PO Box 10240 KY1-1002, Georgetown, Cayman Islands, herein represented in accordance with its acts of incorporation (“StoneCo”);

WHEREAS:

(i)    Linx is part of an economic group that operates in the payment methods and corporate management software markets in Brazil;

(ii)   Nércio has a relevant role in Linx; and

(iii)  The Parties wish to regulate the terms and conditions of the non-competition and non-solicitation obligations of Nércio in relation to STNE, StoneCo and Linx, that for the purposes of this Agreement are, jointly or individually or with their respective subsidiaries and/or affiliated referred as “Stone Group”, as well as the companies of their economic group, and to establish, in return, the indemnity to be paid by the Company on his behalf for this purpose.

NOW, THEREFORE, THE PARTIES decided to enter into this Indemnity for Non-Competition Agreement and Other Covenants (“Agreement”), in accordance with the following terms and conditions:

1.    NON SOLICITATION

1.1. Nércio undertakes to, directly or indirectly (either in his own name or in the name of any other person, enterprise, company, association or any other entity or form of business), during the period of 5 (five) years from the closing date (“Closing”) of the transaction provided in the Association Agreement, executed by and between Nércio, StoneCo, DLP Capital LLC, DLPPAR Participações S.A., and, as intervening parties, Linx and the Company, on August 11th, 2020 and amended on this date (“Association Agreement”), through which they have established the terms and conditions to the business combination between Linx and the Company (“Transaction”):

(i)    not to solicit, entice, incite, divert, withdraw or attempt to solicit, incite, divert or withdraw any customer, supplier, distributor or business of Stone Group or its economic group companies, nor in any way interfere in the relationship maintained between Stone Group and its current or future customers and/or suppliers and/or distributors;

(ii)   not to solicit or encourage any person to quit his job or stop providing services to Stone Group or any other company in its economic group, whether such person is an employee or a service provider or another executive officer;

(iii)  not to solicit any of Stone Group's employees or executive officers; and/or

(iv) not to start undertakings, negotiations, or any other type of understanding, as well as not to enter into final commitments and/or agreements with an objective equivalent or similar to the business of Stone Group.

1.2. Nércio declares and agrees that the restrictions and clauses set forth in this Agreement are reasonable and necessary for the protection of the business and of the interests of Stone Group. Nércio also declares that violation of any of these clauses will cause to Stone Group serious and irreparable losses and damages.

1.3. The Parties hereby agree that the non-solicitation obligation of Nércio will not apply for Mrs. Lúcia Conceição da Cunha and Mr. Simon Menache.

2.    NON-COMPETITION

2.1. Nércio undertakes to, directly or indirectly (either in his own name or in the name of any other person, enterprise, company, association or any other entity or form of business), during the period of 5 (five) years from the Closing:

(i)    refrain from, directly or through any natural person or legal entity, such as, including, without limitation, any company that has an ownership interest (is controlled by, controls or is under common control with), any employee, servant, director or administrator, as well as their spouses and other related persons, by affinity or consanguinity, up to the second degree, as well as any company under the control of any of these persons, it being certain that “control” has the meaning attributed to it by art. 116 of the Brazilian Corporation Act (hereinafter referred to as “Related Parties”) to: (i.1) own, manage, operate, advise, associate, provide services, cooperate, give information or provide documents, provide consultancy, have equity interest, control, participate in the ownership, administration, operation or control, or be bound as a partner, shareholder, employee, director, officer, service provider, consultant or otherwise acting in any business or organization, whether for profit or not, in any business developed by competing companies indicated in Clause 2.4., or with its controlled, affiliated, allied and/or companies in which Stone Group holds an interest; (i.2) own, manage, operate, advise, associate, provide services, cooperate, give information or provide documents, provide consultancy, have equity interest, control, participate in the ownership, administration, operation or control, or be bound as a partner, shareholder, employee, board member, director, service provider, consultant or otherwise acting in any business or organization, whether for profit or not, which, directly or indirectly, carries out activities related to Stone Group and/or their businesses, including, but not limited to, activities related to consultancy and risk management related to the means of payment in general and management software segments in Brazil for the retail sector; and investments in individuals or legal entities, operating in the segments of means of payment in general, financial services for retail, and management software in Brazil for the retail sector; and/or

(ii) not establish or maintain any business relationship with any employees and/or suppliers and/or customers and/or distributors and/or business partners and/or consultants of Stone Group, its controlled and affiliated companies, and companies in which Stone Group holds interest, which may adversely affect them and/or the relationships and business between Stone Group, its controlled and affiliated companies, and companies in which Stone Group holds interest and said employees, suppliers, customers, distributors, business partners or consultants.

2.2. It is agreed between the Parties, to avoid any conflict of interpretation of the previous clause, and by way of example, that Nércio's non-compete obligation also applies to companies that have as preponderant activity (i) Management and Operation of Credit Cards, Intermediation of Payment Methods Business in general and financial services for the sector of retail, including sub-buyers, multi-buyers and gateways to the physical online world; and (ii) corporate management software (ERP) for the retail sector, operating in any classification (ERP, CRM, SCM, etc).

2.3. The restrictions and other conditions established in this Agreement are valid and applicable only in the national territory, especially in the places where Stone Group, or companies in which Stone Group holds interest, carry out or may come to carry out its business.

2.4. For the purposes of this Agreement, a competitor of Stone Group, or of its controlled and affiliated companies those companies that have as preponderant activity (i) Management and Operation of Credit Cards, Intermediation of Payment Methods Business in general and financial services for the sector of retail, including sub-buyers, multi-buyers and gateways to the physical online world; and (ii) corporate management software (ERP) for the retail sector, operating in any classification (ERP, CRM, SCM, etc).

2.5. It is hereby agreed that the following situations are expressly permitted and will not be considered as a violation by Nércio of the non-compete obligation: (i) holding of passive minority interest, equal to up to 10% of the total share capital, in any publicly-held companies in Brazil; (ii) investments in any discretionary investment funds that are not exclusive; (iii) election as a member of the Board of Directors of other Brazilian companies, provided that they are not considered competitors of the Stone Group under the terms of this agreement; and (iv) controlling Brazilian companies that are not considered competitors of the Stone Group under the terms of this agreement.

2.6. The participation and/or involvement of Nércio with the following companies does not constitute a breach of the obligations undertook herein: (i) MERCADO PÚBLICO SISTEMA S.A. (CNPJ/ME nº 20.655.878/0001-72) - Company that develops management software for public and private bids; and (ii) TAQE CAPACITAÇÃO, TECNOLOGIA E RECRUTAMENTO S.A. (CNPJ/ME nº 24.416.599/0001-07) - Company that develops software for recruitment, selection and hiring.

3.  INDEMNITY

3.1. In consideration for Nércio's compliance with the obligations provided for in this Agreement, Stone Group will pay, on behalf of Nércio, through the transfer of 268,797 (two hundred and sixty-eight thousand, seven hundred and ninety-seven) Class A shares issued by StoneCo, being provided that 1/5 of those shares shall be transferred on the date of the 1st (first) anniversary of the Closing, 1/5 on the date of the 2nd (second) anniversary of the Closing, 1/5 on the date of the 3rd (third) anniversary of the Closing, 1/5 on the date of the 4th (forth) anniversary of the Closing and 1/5 on the date of the 5th (fifth) anniversary of the Closing (“Indemnification”), being herein established that the transfer of each installment of the Indemnification shall be conditioned to the effective fulfillment by Nércio of the obligations assumed on this Agreement.

3.2. Stone Group undertakes to take all applicable measures to make Stone Group to pay the Indemnification to Nércio, through the transfer of the Class A shares of StoneCo, as long as Nércio is in compliance with its non-competition obligations provided herein.

3.3. The Parties hereby agree that the number of class A shares to be issued by StoneCo and to be transferred to Nércio shall be automatically adjusted in order to reflect any transactions of share split, reverse share split, bonus shares involving the shares issued by StoneCo.

3.4. The rights related to the payment of the Indemnification to Nércio, in the context of this Agreement, shall not be affected by statement of inability, permanent or temporary disability and/or death of Nércio, being provided that Nércio and/or its inheritors or successors, as the case may be, shall be entitled to the payment of the total amount of the Indemnification not yet paid and which would be due until the end of this Agreement, provided that this Agreement also obliges and imposes constraints to the relatives and family members of Nércio.

3.5. Stone Group shall reduce the number of Class A shares to be transferred to Nércio in order to proceed to the tax deductions required by Law, provided that Nércio will receive the net value of the Indemnification, after the applicable deductions.

4.   ACKNOWLEDGMENT OF PAYMENT

4.1. Nércio herein acknowledges and agrees that the transfer of StoneCo shares, under the terms of this Agreement, by Stone Group, constitute fair, adequate and sufficient compensation for the continuous fulfillment of the terms and timeframes of this Agreement, particularly the non-solicitation and non-competition obligations.

5.    DEFAULT

5.1. Failure by Nércio to comply with the obligations provided for in this Agreement will give rise to payment of a compensatory fine to Stone Group, equivalent to 100% of the total amount of the Indemnification, that has already been paid to Nércio, net from taxes, without prejudice to the losses and damages incurred and any actions Stone Group may take to cease the competing activity by Nércio, except if the infringement is resolved by Nércio within 30 (thirty) days after written notice by Stone Group.

6.    MISCELLANEOUS

6.1. This Agreement is executed on the date hereof and it will be automatically effective through the occurrence of the closing of the Transaction.

6.2. The Parties declare that they have carefully reviewed the terms of this Agreement and that they have fully understood its content. The Parties further declare that they have freely and voluntarily agreed to all terms and conditions set forth in this Agreement.

6.3. Neither Party may assign this Agreement or any of its rights or obligations hereunder to any third party without the prior and express consent of the other Party.

6.4. This Agreement is binding on, benefits and will be enforceable by the Parties and their respective successors and authorized assigns. This Agreement is entered into on an irrevocable and irreversible basis. The Parties undertake to fully comply with and enforce all that is agreed between them in this Agreement, and, therefore, acknowledge and claim that any attitude and/or action taken in disagreement with the provisions hereof and/or that represents a violation of the obligations assumed by the Parties in this Agreement, shall be null and void, as regards them or any third party.

6.5. If any provision of this Agreement is declared unenforceable or invalid for any reason, the validity of the other provisions, terms and clauses of this Agreement will not be affected.

6.6. The eventual abstention of any of the Parties from exercising the rights and privileges provided for in this Agreement will not mean their waiver or novation, which may be invoked or exercised at any time, in compliance with the legislation in force. Any waiver can only be challenged when granted in writing.

6.7. The Parties recognize that the duties and obligations provided for in this Agreement are subject to specific performance, under the terms of the applicable legislation, and this agreement, executed by two witnesses, constitutes an extrajudicial execution instrument for all purposes and effects of the applicable legislation.

6.8. This Agreement will be governed and interpreted in accordance with the laws of the Federative Republic of Brazil. Any controversies or disputes arising from or in relation to this Agreement will be heard and settled by the court of the district of the City of São Paulo, State of São Paulo, at the exclusion of any other, however privileged it may be.

6.9. The Parties and the two witnesses execute this Agreement through electronic means, provided that the Parties hereby declare and expressly agrees, for the purposes of the article 10, paragraph 2, of the Provisional Measure (Medida Provisória) No. 2.200-2, of August 24, 2001, that their signatures through electronic means are binding, effective, efficient and provides authenticity, integrity and legal validity to this instrument, being this Agreement an extrajudicial executive title for all legal purposes.